Exhibit 3.26

MUST BE TYPED FILING FEE $50.00 MUST SUBMIT TWO COPIES	Mail to: Secretary of State Corporations Section 1560 Broadway, Suite 200 Denver, CO 80202 (303) 894-2261 Fax (303) 894-2242	For office use only 031

Please include a typed self-addressed envelope	ARTICLES OF ORGANIZATION

I/We the undersigned natural person(s) of the age of eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado Limited Liability Company Act, adopt the following Articles of Organization for each limited liability company:

FIRST:	The name of the limited liability company is ICB L.L.C.

SECOND:	Principal place of business (if known):

THIRD:	The street address of the initial registered office of the limited liability company is: 1675 Broadway, Denver, Colorado 80202

The mailing address (if different from above) of the initial registered office of the limited liability company is:

The name of its proposed registered agent in Colorado at that address is: The Corporation Company

FOURTH:	The management is vested in managers (check if appropriate)

FIFTH:	The names and business addresses of the initial manager or managers or if the management is vested in the members, rather than managers, the names and addresses of the member of members are:
NAME	ADDRESS (Include zip codes)

Anthony O.	500 Skokie Blvd., Ste. 575, Northbrook, IL 60062
Mark W. Coffin	4400 One Houston Center, 1221 McKinney Houston, TX 77010

SIXTH:	The name and address of each organizer is:

NAME	ADDRESS (Include zip codes)

Michael J. Perlowski	190 South LaSalle Street Chicago, IL 60603
Signed	Signed	/s/ [SIGNATURE APPEARS HERE]
Organizer
Organizer

1

FIRST AMENDMENT TO ARTICLES OF ORGANIZATION

OF

ICB L.L.C.

A COLORADO LIMITED LIABILITY COMPANY

Pursuant to the provisions of the Colorado Limited Liability Company Act, ICB, L.L.C., a Colorado limited liability company (the “Company”), hereby amends its Articles of Organization as set forth herein:

A.    The name of the Company shall be:  $ 25.00

ISLE OF CAPRI BLACK HAWK, L.L.C.

B.    Article VII. “Transfer Restrictions” shall be added and shall read as follows:

The company shall not issue any voting securities or other voting interests, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder.  The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaining Act and the regulations promulgated thereunder.  Any transfer in violation thereof shall be void until (a) the company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this company is unsuitable to hold such securities or other voting interests, then the company may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person’s investment in the company, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability.  Until such voting securities or other voting interests are owned by persons found by the Commission to be suitable to own them, (a) the company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the company entitled to vote, and (c) the company shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

IN WITNESS WHEREOF, the undersigned, constituting all of the Members and Managers of the Company, have signed this First Amendment to Articles of Organization this 13 day of July, 1997 and affirm, under penalty of perjury, that the facts stated herein are true.

ICB L.L.C.:

/s/ John Gallaway
John Gallaway, Manager

/s/ Allan Solomon
Allan Solomon, Manager

/s/ H. Thomas Winn
H. Thomas Winn, Manager

2

SECOND AMENDMENT TO ARTICLES OF ORGANIZATION
OF
ISLE OF CAPRI BLACK HAWK, L.L.C.
A COLORADO LIMITED LIABILITY COMPANY

Pursuant to §7-80-209, Colorado Revised Statutes (C.R.S.), the undersigned delivers this Amendment to the Articles of Organization to the Colorado Secretary of State for filing, and states as follows:

1.             The name of the limited liability company is:  ISLE OF CAPRI BLACK HAWK, L.L.C.

2.             There is a false or erroneous statement in the Articles, which shall be changed as set forth below.

3.             The following provisions of the Articles of Organization shall be amended and restated in their entirety as follows:

FIRST:                    The name of the limited liability company is ISLE OF CAPRI BLACK HAWK, L.L.C.

SECOND:               The principal place of business of the limited liability company shall be 401 Main Street, Black Hawk, Colorado, 80422.

THIRD:                  The street address and mailing address of the registered agent of the limited liability company is:  1675 Broadway, Denver, Colorado, 80202.  The name of the registered agent in Colorado at that address is The Corporation Company.

FOURTH:              Management of the limited liability company is vested in managers.

FIFTH:                   The names and business addresses of the managers of the limited liability company are as follows:

John M. Gallaway	1641 Popps Ferry Rd., Suite B-1 Biloxi, Mississippi, 39532

Allan B. Solomon	2200 Corporate Blvd., Suite #310 Boca Raton, FL 33431

H. Thomas Winn	3040 Post Oak Boulevard, Suite 675 Houston, TX 77056

SEVENTH:             The following transfer restrictions are imposed with respect to the limited liability company:

The company shall not issue any voting securities or other voting interests, except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder.  The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until (a) the company shall cease to be subject to the jurisdiction of the Colorado Limited Gaining Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the company and no interest, claim or charge therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Colorado Limited Gaming Act and the regulations promulgated thereunder.  Any transfer in violation thereof shall be void until (a) the company shall cease to be subject to the jurisdiction of the Colorado Limited Gaming Control Commission, or (b) the Colorado Limited Gaming Control Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Colorado Limited Gaming Control Commission at any time determines that a holder of voting securities or other voting interests of this company is unsuitable to hold such securities or other voting interests, then the company may, within sixty (60) days after the finding of unsuitability, purchase such voting securities or other voting interests of such unsuitable person at the lesser of (i) the cash equivalent of such person’s investment in the company, or (ii) the current market price as of the date of the finding of unsuitability unless such voting securities or other voting interests are transferred to a suitable person (as determined by the Commission) within sixty (60) days after the finding of unsuitability.  Until such voting securities or other voting interests are owned by persona found by the Commission to be suitable to own them, (a) the company shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests, (b) the holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the company entitled to vote, and (c) the company shall not pay any remuneration in any form to the holder of the voting securities or other voting interests except in exchange for such voting securities or other voting interests as provided in this paragraph.

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4.             The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is:  c/o Brownstein Hyatt & Farber, P.C., 410 17th Street, Suite 2200, Denver, CO, 80202, Attention:  Joshua J. Widoff Esq.

IN WITNESS WHEREOF, the undersigned, constituting all of the Members of ISLE OF CAPRI BLACK HAWK, L.L.C., have signed this Second Amendment to Articles of Organization to be effective as of the 12th day of December, 2001, and affirm, under penalty of perjury, that the facts stated herein are true.

CASINO AMERICA OF COLORADO, INC.,
a Colorado corporation

By:	/s/ Allan B. Solomon
Print Name: Allan B. Solomon
Title: Executive Vice President